Exhibit 10.22

Form of Incentive Stock Option Agreement for Officers A

OPTION NO.: _______________________
Shares: _________________________	Date of Grant: _______________________

INCENTIVE STOCK OPTION AGREEMENT

A Incentive Stock Option (the "Option") for a total of shares (collectively,"Option Shares") of TOR Minerals International, Inc. (the "Company"), is hereby granted to _________ (the "Optionee") at the price determined in this Option and in all respects subject to the terms, definitions and provisions, of the 2000 Incentive Plan For TOR Minerals International, Inc. (the "Plan"), which is incorporated herein by reference, except to the extent otherwise expressly provided in this Option.

1. Option Price.  The Option Price is $______ for each Share, which is the Fair Market Value of the Share on the Date of Grant.

2. Vesting of Option Shares.

The Option Shares shall vest ("Vest" and derivations) and become "Vested Option Shares" on the dates ("Vesting Dates") set forth in the following Vesting Schedule:
(i)	____________ Shares on ______________________
(ii)	____________ Shares on ______________________
(iii)	____________ Shares on ______________________
(iv)	____________ Shares on ______________________
(v)	____________ Shares on ______________________

3. Exercisability of Option.

(a) Date on Which Option Becomes Exercisable. This Option shall not be exercisable prior to the first Vesting Date. On or after the occurrence of the first Vesting Date (and prior to the termination of this Option), this Option shall be exercisable, in whole or in part, with respect to Vested Option Shares.

(b) Method of Exercise.  Without limitation, this Option shall be exercised by a written notice delivered to the Corporate Secretary (the "Secretary") who shall:

(i) state the election to exercise the Option and the number of Vested Option Shares in respect of which it is being exercised; and

(ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Secretary, of the right of such person or persons to exercise the Option.

(c) Payment and Withholding.  The Option Price of any Vested Option Shares purchased shall be paid in cash, by cashier check or personal check.

(d) Issuance of Shares. No person shall be, or have any of the rights or privileges of, a holder of Shares subject to this Option unless and until certificates representing such Shares shall have been issued and delivered to such person, such issuance, without limitation, being subject to the terms of the Plan.

(e) Surrender of Option.  Upon exercise of this Option, the Optionee shall deliver this Option and any other written agreements executed by the Company and the Optionee with respect to this Option to the Secretary who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

4. Term of Option.  Without limitation, the unexercised portion of this Option shall automatically terminate in ten (10) years from date of grant.

5. Administration.  Without limitation, the Plan and this Option shall be administered by the Committee described in the Plan.

6. Law Governing.  WITHOUT LIMITATION, THIS OPTION SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS.

TOR Minerals International, Inc. By:________________________________ Richard L. Bowers President and CEO

I hereby exercise _______ shares on this ____day of ____________.

_____________________________ Optionee